Exhibit 4.27

                       CENTURY TELEPHONE ENTERPRISES, INC.


         The following resolutions were adopted by the Special Pricing Committee of the Board of Directors of Century Telephone Enterprises, Inc. on November 27, 1995:


              WHEREAS, the Board of Directors of Century Telephone Enterprises, Inc. (the "Company") has previously authorized (i) the appropriate officers of the Company to take various actions necessary to permit the Company to register, issue and sell senior debt securities with an aggregate initial offering price not to exceed $400,000,000 and (ii) the Special Pricing Committee of the Board of the Directors to establish the specific terms and conditions of any one or more series of senior debt securities to be issued and sold from time to time; and

              WHEREAS, the Special Pricing Committee, acting pursuant to such authorization, deems it desirable and in the best interest of the Company and its shareholders to authorize the issuance of
              $150,000,000 aggregate principal amount of its senior debt securities;

         NOW, THEREFORE, BE IT RESOLVED THAT:

              (1) The Company shall create and issue $150,000,000 aggregate principal amount of its senior debt securities, consisting of (i) $50,000,000 aggregate principal amount of senior notes designated as the "Century Telephone Enterprises, Inc. 6.55% Senior Notes, Series C, Due 2005" (the "Series C Notes") and (ii) $100,000,000 aggregate principal amount of senior notes designated as the "Century Telephone Enterprises, Inc. 7.20% Senior Notes, Series D, Due 2025" (the "Series D Notes" and, together with the Series C Notes, the "Senior Notes"), in each case to be sold at the prices described below and in accordance with the Indenture dated as of March 31, 1994 ("Indenture"), between the Company and Regions Bank of Louisiana (successor to First American Bank & Trust of Louisiana), as Trustee ("Trustee"), to wit:

                  a. The Series C Notes will mature on December 1, 2005 and the Series D Notes will mature on December 1, 2025.

                  b. The Senior  Notes shall bear  interest  from  November  30,
              1995, until the principal thereof becomes due and payable at the rate of 6.55% per annum with respect to the Series C Notes and 7.20% per annum with respect to the Series D Notes, payable in each case semi-annually on June 1 and December 1 of each year commencing June 1, 1996, and any overdue principal and (to the extent that the payment of such interest is enforceable under applicable law) any overdue installment of interest thereon shall bear interest at the same rate per annum; the principal of and the interest on the Senior Notes shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company maintained in accordance with the Indenture, or, at the option of the Company, by check in U.S. dollars mailed or delivered to the person in whose name the Senior Notes are registered. The regular record date with respect to any interest payment date for the Senior Notes shall be the May 15 or November 15, as the case may be, immediately preceding such interest payment date, whether or not such date is a business day.


                  c. The Series C Notes will not be redeemable prior to
              maturity.

                  d. The  Series  D Notes  will be  redeemable  as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Series D Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points, plus in each case accrued interest thereon to the date of redemption.

                  "Treasury  Rate" means,  with respect to any redemption  date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  "Comparable  Treasury  Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series D Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series D Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Comparable   Treasury  Price"  means,  with  respect  to  any
               redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

                  "Reference   Treasury   Dealer"  means  each  of   PaineWebber
               Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  Notice of any  redemption  will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of Series D Notes to be redeemed.

                  Unless the  Company  defaults  in  payment  of the  redemption price, on and after the redemption date interest will cease to accrue on the Series D Notes or portions thereof called for redemption.

                  e. There will be no mandatory sinking fund payments for the
               Senior Notes.

                  f. The Senior Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following form:


                           (FORM OF FACE OF SECURITY)


              No _________________                 $ ________________________

                                                   C U S I P  N O.___________

                       Century Telephone Enterprises, Inc.
                     ____% Senior Notes, Series __, Due ____

              Century Telephone Enterprises, Inc., a corporation duly organized and existing under the laws of the State of Louisiana (herein referred to as the "Company"), for value received, hereby promises to pay to _________________________________ or registered assigns, the principal sum of _________________________Dollars on ____________ and to pay interest on said principal sum from , or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on ____________ and ______________ in each year, commencing _________________, at the rate of_____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the __________or ____________, as the case may be (whether or not a business day), immediately preceding such interest payment date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice of which shall be given to the registered holders of this series of Securities not more than 15 days and not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and the interest on this Security shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debt, at the office or agency of the Company maintained for that purpose in the City of Monroe and State of Louisiana, or the Borough of Manhattan, the City and State of New York, or, at the option of the Company, by check in U.S. dollars mailed or delivered to the person in whose name this Security is registered.

              This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

              The provisions of this Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                          Dated: ___________________________

                                          CENTURY TELEPHONE ENTERPRISES, INC.



                                          By _______________________________
                                                  [President/Vice President]

                                          Attest:


                                          By _______________________________
                                             [Secretary/Assistant Secretary]




                     (FORM OF CERTIFICATE OF AUTHENTICATION)



                          CERTIFICATE OF AUTHENTICATION

              This is one of the Securities of the above-designated series therein referred to in the within-mentioned Indenture.

                            Regions Bank of Louisiana
                            as Trustee, Authenticating Agent and
                            Security Registrar


                            By _________________________________

                                     Authorized Officer



                          (FORM OF REVERSE OF SECURITY)


              This Security is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of March 31, 1994 duly executed and delivered between the Company and Regions Bank of Louisiana (successor to First American Bank & Trust of Louisiana), a Louisiana banking corporation organized and existing under the laws of the State of Louisiana, as Trustee (herein referred to as the "Trustee") (said Indenture hereinafter referred to as the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Security (herein called the "Security") is one of the series designated on the face hereof (herein called the "Series") limited in aggregate principal amount to $___,000,000.

                  In case an Event of Default, as defined in the Indenture, with respect to the Series shall have occurred and be continuing, the principal of all of the Securities of the Series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains  provisions  permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or establish pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

                  No reference  herein to the Indenture and no provision of this
              Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times and place and at the rate and in the currency herein prescribed.

                  The Securities are issuable as registered  Securities  without coupons in denominations of $1,000 or any integral multiple thereof. Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of Monroe and State of Louisiana, for other Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

                  The Securities will not be redeemable prior to maturity.

                                       or

                  The  Securities  will be  redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points, plus in each case accrued interest thereon to the date of redemption.

                  "Treasury  Rate" means,  with respect to any redemption  date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                  "Comparable  Treasury  Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Comparable   Treasury  Price"  means,  with  respect  to  any
               redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

                  "Reference   Treasury   Dealer"  means  each  of   PaineWebber
               Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  Notice of any  redemption  will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of Securities to be redeemed.

                  Unless the  Company  defaults  in  payment  of the  redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

                  As   provided  in  the   Indenture   and  subject  to  certain
               limitations therein set forth, this Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City of Monroe and State of Louisiana accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                  Prior to due presentment for  registration of transfer of this
               Security the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                  No recourse  shall be had for the payment of the  principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, affiliate, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

                  The  Indenture  and this  Security  shall be  governed  by and construed in accordance with the laws of the State of Louisiana.


               (2) The principal office of Regions Bank of Louisiana in Monroe, Louisiana is hereby designated and created as the agency of the Company in the City of Monroe and State of Louisiana at which (i) both the principal and the interest on the Senior Notes are payable on the terms and conditions specified in the Indenture and notices, presentations and demands to or upon the Company in respect the Senior Notes may be given or made, (ii) the Senior Notes may be surrendered for transfer or exchange and transferred or exchanged in accordance with the terms of the Indenture and
               (iii) books for the registration and transfer of the Senior Notes shall be kept;

               (3) The principal office of Regions Bank of Louisiana in Monroe, Louisiana is hereby designated and created as Security Registrar of the Company in the City of Monroe and State of Louisiana at which (i) the Company shall register the Senior Notes, (ii) the Senior Notes may be surrendered for transfer or exchange and transferred or exchanged in accordance with the terms of the Indenture, and (iii) books for the registration and transfer of the Senior Notes shall be kept; and

               (4) The Senior Notes hereby authorized by these resolutions shall be in substantially the form and shall have the characteristics provided in the Indenture, and the form of the Senior Notes of each such series set forth in these resolutions is hereby approved and adopted.



      FURTHER RESOLVED THAT:

               (1) The President or any Vice President of the Company is hereby authorized to execute and deliver on behalf of the Company an Underwriting Agreement (the "Underwriting Agreement") in substantially the form of the Underwriting Agreement included as an exhibit to the registration statement of Form S-3 filed by the Company on March 30, 1994 and declared effective April 11, 1994 (Registration No. 33-52915) (the "Registration Statement"), reflecting the terms of the sale of the Senior Notes to the Underwriters named in such agreement, along with the accompanying Price Determination Agreement that confirms that the sale price of the Series C Notes (after deducting an underwriting discount of .65%) shall be 99.284% of the principal amount thereof and the sale price of the Series D Notes (after deducting an underwriting discount of .875%) shall be 98.904% of the principal amount thereof;

               (2) The President or any Vice President and the Secretary or any Assistant Secretary of the Company are hereby authorized and directed to deliver to the Trustee a certified record of these resolutions setting forth the terms of the Senior Notes as required by Section 2.01 of the Indenture;

               (3) The President or any Vice President of the Company is hereby authorized to execute $50,000,000 aggregate principal amount of Series C Notes and $100,000,000 aggregate principal amount of Series D Notes on behalf of the Company under its corporate seal or a facsimile attested by the Secretary or any Assistant Secretary, and the signature of the President, or any Vice President, may be in the form of a facsimile signature of the present or any future President or Vice President and the signature of the Secretary or any Assistant Secretary in attestation of the corporate seal may be in the form of a facsimile signature of the present or any future Secretary or Assistant Secretary, and should any officer who signs, or whose facsimile signature appears upon, any of the Senior Notes cease to be such an officer prior to their issuance, the Senior Notes so signed or bearing such facsimile signature shall still be valid, and without prejudice to the use of the facsimile signature of any other officer as hereinabove authorized, the facsimile signature of Glen F. Post III, President, and the facsimile signature of Harvey P. Perry, Secretary, are hereby expressly approved and adopted;

               (4) The officers of the Company are hereby authorized to cause the Senior Notes to be delivered to the Trustee for authentication and delivery by it in accordance with the provisions of the Indenture, and the Trustee is hereby authorized and requested to authenticate the Senior Notes upon compliance by the Company with the provisions of the Indenture and to deliver the same to or upon the written order of the President or any Vice President of the Company, and the President or any Vice President is hereby authorized to apply to the Trustee for the authentication and delivery of the Senior Notes;

               (5) The President or any Vice President and the Treasurer or any Assistant Treasurer of the Company are hereby authorized and empowered to endorse, in the name and on behalf or the Company, any and all checks received in connection with the sales of the Senior Notes for application as described in the offering materials prepared and filed, or to be prepared and filed, in connection with the offering of the Senior Notes, or for deposit to the account of the Company in any bank, and that any such endorsement be sufficient to bind the Company;

               (6) The officers of the Company are hereby authorized to issue and sell the aggregate principal amounts of the Senior Notes at the price and upon the terms and conditions set forth in the Underwriting Agreement (including the accompanying Price Determination Agreement) covering the sale of the Senior Notes;

               (7) The dissemination and filing with the Securities and Exchange Commission of a prospectus supplement (to the prospectus dated April 11, 1994 forming a part of the Registration Statement) in substantially the form presented to the members of this Committee is hereby authorized, and the officers of the Company are hereby authorized to prepare, disseminate and file with the Securities and Exchange Commission any additional prospectus supplements that may be necessary or appropriate;

               (8) The officers of the Company are authorized to execute and deliver all such instruments and documents, to incur on behalf of the Company all such expenses and obligations, to make all such payments, and to do all such other acts and things as they may consider necessary or desirable in connection with the accomplishment of the intent and purposes of the foregoing resolutions, including without limitation obtaining all necessary and appropriate CUSIP numbers and debt ratings, retaining all necessary printing companies, engraving companies and other agents or advisers, executing and delivering all closing instruments that are contemplated by the Indenture or
               Underwriting Agreement or that are otherwise customary and appropriate, and issuing any necessary and appropriate press releases; and

               (9) All actions heretofore taken by the officers of the Company that would have been authorized hereunder if taken after the adoption of these resolutions are hereby ratified and confirmed in all respects as the acts of the Company.